Exhibit 3.1

1516389 ENDORSED FILED in the office of the Secretary of State of the State of California NOV 30 1990 MARCH FONG EU, Secretary of State

ARTICLES OF INCORPORATION
OF
BIOTIME, INC

I

The name of the corporation is BIOTIME, INC.

II

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the general Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

III

NUMBER OF DIRECTORS

The authorized number of directors shall be no less than seven nor more than thirteen as set by resolution of the Board of Directors. The initial number of directors shall be seven.

IV

The name and address in this state of the corporation's initial agent for service of process is:

Ronald S. Barkin
3050 Shattuck Avenue
Berkeley, CA 97404

V

This corporation is authorized to issue only one class of shares of stock which shall be designated common stock. The total number of shares it is authorized to issue is ten million (10,000,000).

VI

NO PREFERENCES, PRIVILEGES, RESTRICTIONS

No distinctions shall exist between the shares of the corporation of the holders thereof.

IN WITNESS WHEREOF, the undersigned, who are the incorporators of this corporation have executed these Articles of Incorporation on November 30, 1990.

/s/ Ronald S. Barkin
RONALD S. BARKIN, Incorporator

AMENDED ARTICLES OF INCORPORATION
OF
BIOTIME, INC.

Paul Segall and Judith Segall certify that:

1.                 They are the President and the Secretary, respectively, of BioTime, Inc., a California Corporation.

2.                 The Articles of Incorporation of this corporation are amended to read in full as follows:

"ONE: The name of this corporation is BioTime, Inc.

TWO: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

THREE: The corporation is authorized to issue two classes of shares, which shall be designated "Common Shares" and "Preferred Shares". The number of Common Shares which the corporation is authorized to issue is 5,000,000 and the number of Preferred Shares which the corporation is authorized to issue is 1,000,000. The Preferred Shares may be issued in one or more series as the board of directors may by resolution determine. The board of directors is authorized to fix the number of shares of any series of Preferred Shares and to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed on the shares of Preferred Shares as a class, or upon any wholly unissued series of any Preferred Shares. The board of directors may, by resolution, increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series of Preferred Shares subsequent to the issue of shares of that series. Upon the amendment of this article to read as herein set forth, each outstanding share of common stock is converted into or reconstituted as 0.1667 Common Share.

FOUR: The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. The corporation is authorized to indemnify "agents", as such term is defined in Section 317 of the California Corporations Code, to the fullest extent permissible under California law."

3.                 The foregoing amendment of articles of incorporation has been duly approved by the board of directors.

4.              The foregoing amendment of articles of incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 5,351,672. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this amendment are true and correct of our own knowledge.

Date: July 15, 1991
/s/ Paul Segall
Paul Segall, President

/s/ Judith Segall
Judith Segall, Secretary

A494281 ENDORSED FILED in the office of the Secretary of State of the State of California JUL 20 1997 /s/ Bill Jones BILL JONES, Secretary of State

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION

Paul E. Segall and Judith Segall certify that:

1. They are the President and Secretary, respectively, of BioTime, Inc., a California corporation.

2. The sentence of Article THREE of the Articles of Incorporation that now reads "The number of Common Shares which the Corporation is authorized to issue is 5,000,000 and the number of Preferred Shares which the Corporation is authorized to issue is 1,000,000" is amended to read as follows:

"The number of Common Shares which the Corporation is authorized to issue is 25,000,000 and the number of Preferred Shares which the Corporation is authorized to issue is 1,000,000."

3. The foregoing amendment of Articles of Incorporation has been duly approved by the board of directors.

4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with section 902 of the Corporations Code. The total number of outstanding Common Shares of the corporation is 3,203,193. There are no Preferred Shares outstanding. The number of Common Shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Executed at Berkeley, California on June 20, 1997.

/s/ Paul Segall
Paul E. Segall, President

/s/ Judith Segall
Judith Segall, Secretary

A0510119 ENDORSED - FILED in the office of the Secretary of State of the State of California JUL 18 1998 BILL JONES, Secretary of State

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION

Ronald S. Barkin and Judith Segall certify that:

1. They are the President and Secretary, respectively, of BioTime, Inc., a California corporation.

2. The sentence of Article THREE of the Articles of Incorporation that now reads "The number of Common Shares which the Corporation is authorized to issue is 25,000,000 and the number of Preferred Shares which the Corporation is authorized to issue is 1,000,000" is amended to read as follows:

"The number of Common Shares which the Corporation is authorized to issue is 40,000,000 and the number of Preferred Shares which the Corporation is authorized to issue is 1,000,000."

3. The foregoing amendment of Articles of Incorporation has been duly approved by the board of directors.

4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with section 902 of the Corporations Code. The total number of outstanding Common Shares of the corporation entitled to vote with respect to the amendment was 9,935,579. There are no Preferred Shares outstanding. The number of Common Shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Executed at Berkeley, California on June 1, 1998.

/s/ Ronald S. Barkin
Ronald S. Barkin, President

/s/ Judith Segall
Judith Segall, Secretary

A0648585 FILED in the office of the Secretary of State of the State of California JUL 27 2006

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION

Hal Sternberg and Judith Segall certify that:

1.                 They are the Vice-President and Secretary, respectively, of BioTime, Inc., a California corporation.

2.                The second sentence of Article THREE of the Articles of Incorporation of the corporation is amended to read as follows:

"The number of Common Shares which the corporation is authorized to issue is 50,000,000, and the number of Preferred Shares which the corporation is authorized to issue is 1,000,000."

3.                 The foregoing amendment of Articles of Incorporation has been duly approved by the board of directors.

4.              The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with section 902 of the Corporations Code. The total number of outstanding shares of the corporation entitled to vote with respect to the amendment was 22,574,374. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Executed at Emeryville, California on July 25, 2006.

/s/ Hal Sternberg
Hal Sternberg, Vice President

/s/ Judith Segall
Judith Segall, Secretary

A0697146 ENDORSED - FILED in the office of the Secretary of State of the State of California OCT 19 2009

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION

Michael D. West and Judith Segall certify that:

1.                 They are the President and Secretary, respectively, of BioTime, Inc., a California corporation.

2.                 Article THREE of the Articles of Incorporation of the corporation is amended to read as follows:

THREE: The corporation is authorized to issue two classes of shares, which shall be designated "Common Shares" and "Preferred Shares". The number of Common Shares which the corporation is authorized to issue is 75,000,000, and the number of Preferred Shares which the corporation is authorized to issue is 1,000,000. The Preferred Shares may be issued in one or more series as the board of directors may by resolution designate. The board of directors is authorized to fix the number of shares of any series of Preferred Shares and to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon the Preferred Shares as a class, or upon any wholly unissued series of Preferred Shares. The board of directors may, by resolution, increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series of Preferred Shares subsequent to the issue of shares of that series.

3.                 The foregoing amendment of Articles of Incorporation has been duly approved by the board of directors.

4.              The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with section 902 of the Corporations Code. The total number of outstanding Common Shares of the corporation entitled to vote with respect to the amendment was 32,614,563. The number of Common Shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%. There are no Preferred Shares of the corporation issued and outstanding.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Executed at Alameda, California on October 16, 2009.

/s/ Michael D. West
Michael D. West, President

/s/ Judith Segall
Judith Segall, Secretary

A0740983 FILED Secretary of State State of California May 22, 2013

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION

Michael D. West and Judith Segall certify that:

1.                  They are the President and Secretary, respectively, of BioTime, Inc., a California corporation.

2.                  Article THREE of the Articles of Incorporation of the corporation is amended to read as follows:

THREE: The corporation is authorized to issue two classes of shares, which shall be designated "Common Shares" and "Preferred Shares". The number of Common Shares which the corporation is authorized to issue is 125,000,000, and the number of Preferred Shares which the corporation is authorized to issue is 2,000,000. The Preferred Shares may be issued in one or more series as the board of directors may by resolution designate. The board of directors is authorized to fix the number of shares of any series of Preferred Shares and to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon the Preferred Shares as a class, or upon any wholly unissued series of Preferred Shares. The board of directors may, by resolution, increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series of Preferred Shares subsequent to the issue of shares of that series.

3.                  The foregoing amendment of Articles of Incorporation has been duly approved by the board of directors.

4.                The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with section 902 of the Corporations Code. The total number of outstanding Common Shares of the corporation entitled to vote with respect to the amendment was 53,361,825. The number of Common Shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding Common Shares entitled to vote. There are no Preferred Shares of the corporation issued and outstanding.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Executed at Alameda, California on May 21, 2013.

/s/ Michael D. West
Michael D. West, President

/s/ Judith Segall
Judith Segall, Secretary

A0752257            FILED
Secretary of State
State of California
March 03 2014

CERTIFICATE OF DETERMINATION OF PREFERENCE
OF SERIES A CONVERTIBLE PREFERRED SHARES OF
BIOTIME, INC.

Michael D. West and Judith Segall certify that:

I.             They are the President and Secretary, respectively, of BioTime, Inc., a California corporation.

II.            Pursuant to authority given by the corporation's Articles of Incorporation, the Board of Directors of the Corporation has duly adopted the following resolutions:

"RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation by Article Three of the Corporation's Articles of Incorporation, a series of Preferred Shares of the Corporation is created out of the authorized but unissued Preferred Shares of the Corporation, such series to be designated Series A Convertible Preferred Shares (the "Series A Preferred Stock"), to consist of 300,000 shares, no par value, with the rights, preferences, privileges and restrictions of which shall be as follows:

1.             Certain Definitions

Unless the context otherwise requires, the terms defined in this Section 1 shall have, for all purposes of this resolution, the meanings herein specified.

Board of Directors: The Board of Directors of the Corporation.

Business Day: Means any day other than a Saturday, Sunday, or day on which banks in California or New York are required or permitted to close.

Common Stock: Shares now or hereafter authorized of any class of Common Shares of the Corporation.

Corporation: BioTime, Inc., a California corporation.

Conversion Date: The meaning set forth in Section 4(e) below.

Conversion Price: The “Conversion Price” at which Common Stock shall initially be issuable upon conversion of the Series A Preferred Stock shall be four dollars ($4.00) per share, subject to the adjustments set forth in Section 4(g).

Fair Value: The meaning set forth in Section 4(h) below.

Junior Stock: For purposes of Section 2 below, the Common Stock and any other class or series of shares of the Corporation not entitled to receive any dividends in any dividend period unless all preferential dividends required to have been paid or declared and set apart for payment on the Preferred Stock shall have been so paid or declared and set apart for payment and, for purposes of Section 3 below, the Common Stock and any other class or series of shares of the Corporation not entitled to receive any assets upon the liquidation, dissolution or winding up of the affairs of the Corporation until the Preferred Stock shall have received the entire preferential amount to which such shares are entitled upon such liquidation, dissolution or winding up.

Parity Stock: For purposes of Section 2 below, any class or series of shares of the Corporation that, with respect to a particular class or series of stock of the Corporation, is entitled to receive payment of dividends on a parity with the referenced class or series of stock, and, for purposes of Section 3 below, any class or series of shares of the Corporation that, with respect to a particular class or series of stock of the Corporation is entitled to receive assets upon the liquidation, dissolution or winding up of the affairs of the Corporation on a parity with the referenced class or series of stock.

Preferred Stock: Any class or series of shares of the Corporation ranking senior to the Common Stock in respect of the right to receive dividends or in respect of the right to receive assets upon the liquidation, dissolution or winding up of the affairs of the Corporation.

Series A Preferred Stock: The Series A Convertible Preferred Shares of the Corporation.

Senior Stock: For purposes of Section 2 below, any class or series of shares of the Corporation that is entitled to receive dividends before any dividends are paid to the Series A Preferred Stock, and, for purposes of Section 3 below, any class or series of shares of the Corporation that is entitled to receive assets upon the liquidation, dissolution or winding up of the affairs of the Corporation before any assets are distributed to the Series A Preferred Stock.

Subscription Price: Fifty Dollars ($50.00) per share of Series A Preferred Stock subject to proportional adjustment for any stock split, reverse stock split, stock dividend, combination, recapitalization or the like with respect to Series A Preferred Stock.

Subsidiary: Any corporation of which shares of stock possessing at least a majority of the general voting power in electing the board of directors are, at the time as of which any determination is being made, owned by the Corporation, whether directly or indirectly through one or more corporations or other business entities.

2.            Dividends.

(a)           Subject to the prior preferences and other rights of any Senior Stock, but before payment of any dividends or other distributions to holders of Junior Stock (excluding dividends or other distributions to holders of Junior Stock payable exclusively in Junior Stock or rights to purchase Junior Stock), the holders of Series A Preferred Stock shall be entitled to receive, on a pari passu basis, a cumulative cash dividend in an amount equal to three percent (3%) of the Subscription Price per share, which shall be deemed accrued on June 30, and December 31 of each year regardless of whether declared by the Board of Directors. The dividend shall be paid, from funds legally available for such purpose, in two semi-annual installments on January 31 and July 31 of each year, or if such day is not a Business Day, on the next Business Day. Each such dividend shall be paid to the holders of record of the Series A Preferred Stock as their names appear on the share register of the Corporation on June 30, and December 31 of each year, as applicable, or, if a different date is designated by the Board of Directors with respect to the dividend payable, on the last Business Day immediately before the date on which the dividend is required to be paid.

(b)            Any dividends or distributions declared and paid or distributed with respect to Junior Stock (other than dividends or distributions in shares of Junior Stock resulting in an adjustment to the Conversion Price under Section 4(g)) shall likewise be declared and paid or distributed to holders of Series A Preferred Stock such that all holders of Junior Stock and Series A Preferred Stock shall receive such dividends or distributions in proportion to the number of shares of Junior Stock that would be held by each such holder if all shares of Series A Preferred Stock were converted to Common Stock (or such other series of Junior Stock, if applicable) at the Conversion Price in effect as of the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution (or such other series of Junior Stock, if applicable); provided that the Board of Directors shall set the same record date for the determination of holders of Series A Preferred Stock, Parity Stock, and Junior Stock entitled to receive such dividend or distribution.

3.            Distributions Upon Liquidation, Dissolution or Winding Up.

(a)            In the event of any voluntary or involuntary liquidation, dissolution or other winding up of the affairs of the Corporation, subject to the preferences and other rights of any Senior Stock, the holders of Series A Preferred Stock shall be entitled to be paid any dividends accrued pursuant to Section 2(a) but remaining unpaid. Such dividends shall be paid in cash. If the cash of the Corporation legally available for such distribution among the holders of the Series A Preferred Stock and any Parity Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire amount legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock and any Parity Stock in proportion to the full preferential amount that each such holder is otherwise entitled to receive under Section 2(a).

(b)            Subject to the preferences and other rights of any Senior Stock, upon completion of the distribution required by subsection (a) of this Section 3, all of the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders of Series A Preferred Stock, Parity Stock, and Common Stock in proportion to the number of shares of Common Stock that would be held by each such holder if all shares of Series A Preferred Stock and Parity Stock were converted into Common Stock at the applicable Conversion Price of Series A Preferred Stock and Parity Stock in effect as of the record date for the determination of holders of Common Stock entitled to receive such distribution; provided that the Board of Directors shall set the same record date for the determination of holders of Series A Preferred Stock, Parity Stock, and Common Stock entitled to receive such distribution.

(c)            The (i) acquisition of the Corporation by another entity by means of any transaction or series of transactions (including, without limitation, any reorganization, merger or consolidation) in which the shareholders of the Corporation do not own a majority of the outstanding shares of the surviving or acquiring corporation upon completion of such transaction or series of transactions or (ii) a sale of all or substantially all of the assets of the Corporation shall be deemed a liquidation under this Section.

(d)            The Corporation shall give each holder of record of Series A Preferred Stock written notice of an impending transaction deemed to be a liquidation under this Section not later than twenty (20) days prior to the shareholders’ meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Series A Preferred Stock that represent at least a majority of the then outstanding shares of Series A Preferred Stock.

(e)            If the Corporation shall propose to take any action of the types described in Section 3(a) that will involve the distribution of assets other than cash, the notice described in subparagraph (d) above shall set forth a determination of the value (which may be an estimated value) of the assets to be distributed to the holders of shares of the Series A Preferred Stock, as determined in good faith by the Board of Directors of the Corporation.

4.              Conversion Rights. The Series A Preferred Stock shall be convertible into Common Stock as follows:

(a)            Conversion by Holder.

(i)            Optional Conversion. Subject to and upon compliance with the provisions of this Section 4, and provided that an exemption from registration under the Securities Act of 1933, as amended, and an exemption from registration or qualification under applicable state securities or "blue sky" laws is then available, as determined in good faith by the Board of Directors, the Series A Preferred Stock shall be convertible at the election of the holder thereof, at any time and from time to time, into a number of fully paid and nonassessable shares of Common Stock determined in accordance with subparagraph (d) of this Section 4.

(b)            Automatic Conversion. Each outstanding share of Series A Preferred Stock shall automatically be converted, without any further act of the Corporation or its shareholders, into fully paid and nonassessable Common Stock at the Conversion Price then in effect upon the earlier of:

(i)            Automatic Conversion Date. March 4, 2019; or,

(ii)           Vote. The holders of at least a majority of the outstanding shares of the Series A Preferred Stock, voting as a class, approve or consent to such conversion.

(c)            Valid Issuance. All Common Stock which may be issued upon conversion of the Series A Preferred Stock will upon issuance by the Corporation be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof, and the Corporation shall take no action which will cause a contrary result.

(d)            Number of Shares Issuable Upon Conversion. Each share of Series A Preferred Stock shall be converted into the number of shares of Common Stock determined by dividing (x) a number equal to the number of dollars and cents comprising the Subscription Price, by (y) a number equal to the number of dollars and cents comprising the Conversion Price in effect on the Conversion Date.

(i)           Accrued But Unpaid Dividends. Upon the conversion of any Series A Preferred Stock, any accrued but unpaid dividends with respect to each such share shall be paid by the Corporation in cash, but any other dividends shall not be payable from and after the date of such conversion. A dividend shall be deemed accrued on June 30, and December 31 of each year for this purpose regardless of whether declared by the Board of Directors.

(e)            Mechanics of Conversion. The holder of any Series A Preferred Stock may exercise the conversion right specified in paragraph (a) of this Section 4 by surrendering to the Secretary of the Corporation or any transfer agent of the Corporation the certificate or certificates for the shares to be converted, if such shares are certificated, accompanied by written notice specifying the number of shares to be converted. Upon the occurrence of the event specified in paragraph (b) of this Section 4, the outstanding Series A Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent. Conversion shall be deemed to have been effected on the date when delivery of notice of an election to convert and certificates for shares is made in the case of conversion under paragraph (a) of this Section 4, or on the date of the event specified in paragraph (b) of this Section 4, and such date is referred to herein as the "Conversion Date." Subject to the provisions of subparagraph (g)(ii) of this Section 4, as promptly as practicable thereafter (and after surrender of the certificate or certificates evidencing Series A Preferred Stock to the Corporation or any transfer agent of the Corporation, if applicable) the Corporation shall issue and deliver to or upon the written order of such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and a check or cash with respect to any fractional interest in any share of Common Stock as provided in paragraph (f) of this Section 4. Subject to the provisions of subparagraph (g)(ii) of this Section 4, the person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of record of such Common Stock on the applicable Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing Series A Preferred Stock surrendered for conversion (in the case of conversion pursuant to paragraph (a) of this Section 4), as applicable, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series A Preferred Stock representing the unconverted portion of the certificate so surrendered, if such shares are to be held in certificated form. Notwithstanding the foregoing, the Corporation shall not be obligated to issue to any holder of Series A Preferred Stock certificates evidencing the Common Stock issuable upon such conversion unless certificates evidencing the Series A Preferred Stock are delivered to either the Corporation or any transfer agent of the Corporation if such shares of Series A Preferred Stock are held in certificated form.

(f)            Fractional Shares. No fractional share of Common Stock or scrip shall be issued upon conversion of Series A Preferred Stock. If more than one share of Series A Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any Series A Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest at the then Fair Value.

(g)           Conversion Price Adjustments. If the Corporation shall (A) declare a dividend or make a distribution on its Common Stock in shares of Common Stock, (B) subdivide or reclassify the outstanding Common Stock into a greater number of shares, or (C) combine or reclassify the outstanding Common Stock into a smaller number of shares, the Conversion Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any Series A Preferred Stock surrendered for conversion after such date shall be entitled to receive the number of shares of Common Stock which he would have owned or been entitled to receive had such Series A Preferred Stock been converted immediately prior to such date. Successive adjustments in the Conversion Price shall be made whenever any event specified above shall occur.

(i)            Rounding of Calculations; Minimum Adjustment. All calculations under this Section 4(g) shall be made to the nearest cent or to the nearest one hundredth (1/100th) of a share, as the case may be. Any provision of this Section 4 to the contrary notwithstanding, no adjustment in the Conversion Price shall be made if the amount of such adjustment would be less than one percent (1%) of the Conversion Price, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate one percent (1%) of the Conversion Price or more. Notwithstanding the foregoing, the Board of Directors may elect at any time to make an adjustment otherwise required under this Section 4(g) of less than one percent (1%).

(ii)           Timing of Issuance of Additional Common Stock Upon Certain Adjustments. In any case in which the provisions of this Section 4(g) require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any Series A Preferred Stock converted after such record date and before the occurrence of such event the additional Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment, and (B) paying to such holder any amount of cash in lieu of a fractional Common Share pursuant to paragraph (h) of this Section 4; provided that the Corporation upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

(h)           Fair Value. The “Fair Value” per share of Common Stock for any date shall be determined by the Board of Directors as follows:

(i)            If the Common Stock is listed on a national securities exchange, the Fair Value shall be the average of the last reported sale price of the Common Stock on such exchange, for the last twenty consecutive trading days prior to such date; or

(ii)           If the Common Stock is not listed on a national securities exchange but prices for the Common Stock are reported on the Nasdaq OTC Bulletin Board, the Fair Value shall be the average of the daily high and low sales prices reported on Nasdaq OTC Bulletin Board during the last twenty consecutive trading days prior to such date; or

(iii)          If the prices for the Common Stock cannot be determined under Section 4(h)(i) or Section 4(h)(ii), the Fair Value shall be an amount determined in such reasonable manner as may be prescribed by the Board of Directors in good faith, irrespective of any accounting treatment.

(i)            Statement Regarding Adjustments. Whenever the Conversion Price shall be adjusted as provided in paragraph (g) of this Section 4, the Corporation shall forthwith file, at the principal office of the Corporation, a statement showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment, and the Corporation shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each holder of Series A Preferred Stock at the address of such holder appearing on the Corporation's records. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of paragraph (j) of this Section 4.

(j)            Notice to Holders. In the event the Corporation take any action resulting in an adjustment of the Conversion Price as provided in Section 4(g), the Corporation shall give notice to each holder of Series A Preferred Stock, in the manner set forth in paragraph (i) of this Section 4, which notice shall specify the adjustment of the Conversion Price and the effective date of such adjustment. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

(k)            Costs. The Corporation shall pay all documentary, stamp, transfer or other transaction taxes, if any, attributable to the issuance or delivery of Common Stock upon conversion of, any Series A Preferred Stock; provided that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the Preferred Stock in respect of which such shares are being issued.

(l)            Reservation of Shares. So long as any Series A Preferred Stock remain outstanding, the Corporation shall reserve at all times free from preemptive rights, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Series A Preferred Stock, sufficient Common Stock to provide for the conversion of all outstanding Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to, as applicable, this Certificate of Determination or the Corporation’s Articles of Incorporation, as may be amended in the future.

5.             Voting Rights.

(a)            In addition to the special voting rights provided in paragraph (b) of this Section 5 below and by applicable law, the holders of Series A Preferred Stock shall be entitled to vote upon all matters upon which holders of the Common Stock have the right to vote, or, if no Common Stock is issued and outstanding, all matters upon which holders of Common Stock would have the right to vote as a matter of law. The holders of Series A Preferred Stock shall also be entitled, notwithstanding any provision hereof, to notice of any shareholders’ meeting in accordance with the Bylaws of the Corporation. The holders of Series A Preferred Stock shall be entitled to cast the number of votes equal to the largest number of whole shares of Common Stock into which such Series A Preferred Stock could be converted pursuant to the provisions of Section 4 hereof at the record date for the determination of the shareholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Such votes shall be counted together with votes of Common Stock and all other shares of capital stock having general voting powers, and shall not be counted separately as a class. In all cases where the holders of Series A Preferred Stock have the right (separately or together with holders of any other series of Preferred Stock of the Corporation) to vote separately as a class or as a series, such holders shall be entitled to one vote for each such share held by them respectively. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series A Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

(b)            The following matters shall require the approval of the holders of a majority of the Series A Preferred Stock then outstanding, voting as a separate class: (i) creation of any Preferred Stock ranking as Senior Stock to the Series A Preferred Stock with respect to the payment of dividends, liquidation preferences or voting rights; (ii) repurchase of any shares of Junior Stock except shares issued pursuant to or in connection with a compensation or incentive plan or agreement approved by the Board of Directors for any officers, directors, employees or consultants of the Corporation; (ii) any sale, conveyance, or other disposition of all or substantially all the Corporation's property or business, or any liquidation or dissolution of the Corporation, or a merger into or consolidation with any other corporation (other than a wholly-owned Subsidiary corporation), or any one or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of, unless upon consummation of such transaction the holders of Series A Preferred Stock would receive a distribution on account of each share of Series A Preferred Stock an amount of cash or other property or both having a value (determined in accordance with Section 3(e)) at least equal to the value of any cash, property, or both to which holders of Common Stock would be entitled to receive, plus the amount of any accrued but unpaid dividends pursuant to Section 2(a); (iii) any adverse change in the rights, preferences and privileges of the Series A Preferred Stock; or (iv) any amendment of the Corporation's Articles of Incorporation, including this Resolution, or Bylaws that results in any adverse change in the rights, preferences or privileges of the Series A Preferred Stock; provided, that nothing in this paragraph shall restrict or limit the rights and powers of the Board of Directors to fix by resolution the rights, preferences, and privileges of, and restrictions and limitations on, stock ranking as Parity Stock or Junior Stock to Series A Preferred Stock.

6.            Exclusion of Other Rights. Except as may otherwise be required by law, the Series A Preferred Stock shall not have any rights, preferences, privileges or restrictions other than those specifically set forth in this resolution and in the Corporation's Articles of Incorporation.

7.            Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

8.            Severability of Provisions. If any right, preference or limitation of the Series A Preferred Stock set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

9.            Status of Reacquired Shares. Shares of Series A Preferred Stock which have been issued and reacquired in any manner or which shall have been converted into Common Stock shall (upon compliance with any applicable provisions of the laws of the State of California) have the status of authorized and unissued Preferred Stock of the Corporation undesignated as to series and may be redesignated as to series and reissued.

10.           Repurchases. With respect to the holders of Series A Preferred Stock, any repurchase by the Corporation of its outstanding Common Stock upon exercise of a repurchase option contained in an agreement between the Corporation and one or more of its employees, consultants, officers, directors, employee stock ownership plan trustees, or other persons having a business relationship with the Corporation shall be permissible, and each holder of Series A Preferred Stock consents to any such repurchases, regardless of any restrictions on such repurchase under Section 502, 503 or 506 of the California Corporations Code.

RESOLVED FURTHER, that the Chief Executive Officer, President, or any Vice President, and the Secretary or any Assistant Secretary of this Corporation be, and they hereby are, authorized and directed to execute, acknowledge, file and record a certificate of determination of preference in accordance with the foregoing resolution and the provisions of California law."

III.           The number of shares of Series A Preferred Stock is 300,000. As of the date of this Certificate of Determination, no shares of Series A Preferred Stock have been issued.

We declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

Executed at Alameda, California on March 3, 2014.

s/Michael D. West
Michael D. West, President

s/Judith Segall
Judith Segall, Secretary